                                                           FOR IMMEDIATE RELEASE
                                                                  August 3, 2004

         EXTENDICARE HEALTH SERVICES, INC. CONTINUES STRONG PERFORMANCE
                             IN 2004 SECOND QUARTER

     o     Net earnings of $8.8 million

     o     EBITDA margin of 14.2%

     o     Achieves Medicare census of 16.3%

     o     Total nursing home occupancy increases to 91.4%


MILWAUKEE, WISCONSIN -- Extendicare Health Services, Inc. (EHSI) reported net earnings of $8.8 million in the three months ended June 30, 2004, up from $4.2 million in the quarter ended June 30, 2003. Results included a $4.3 million loss on the valuation of interest rate caps, a loss on refinancing and retirement of debt of $6.0 million, and a gain on disposal of assets of $4.5 million in the 2004 second quarter. The after-tax impact of these items was a loss of $3.6 million in 2004.

EHSI is a wholly owned subsidiary of Extendicare Inc. (TSX: EXE and EXE.A; NYSE:
EXE.A).

"The strength of Extendicare's business model is clearly being reflected in our margins as we continue to perform well compared to our industry peer group," said Mel Rhinelander, Chairman and Chief Executive Officer of EHSI. "We have significantly strengthened our balance sheet by monetizing notes receivable from Greystone and Tandem, aggregating $30.6 million. Additionally, since January 1st the Company has reduced its long-term debt by $91.1 million and lowered its borrowing rates, resulting in substantial interest savings."

EHSI's Medicare patient census increased in the 2004 second quarter to 16.3% of total nursing home census from 15.6% in the 2003 second quarter, however it declined slightly from 17.1% in the 2004 first quarter. On a same-facility basis, EHSI's total average daily census in its nursing homes increased to 12,901 in the second quarter, compared to 12,827 in the same period last year and 12,880 in the 2004 first quarter.

With respect to EHSI's Phase I and II construction programs, in the first half of 2004, the Company completed four projects for a total cost of $10.0 million. This is comprised of 86 assisted living units in Kentucky and Wisconsin and an additional 20 nursing beds, also in Wisconsin.

"Our new build program is largely focused on the assisted living segment of the business which demonstrates consistently higher margins compared to nursing homes and serves to strengthen our revenue mix," further commented Mr. Rhinelander. "We are making every effort to complete construction of Phases I and II in the most timely manner possible."

As discussed last quarter, Extendicare completed the acquisition of four nursing facilities in June totaling 321 nursing home beds in Indiana for $5.0 million. The Company is continuing to actively look for additional accretive acquisition opportunities in the U.S.

QUARTERS ENDED JUNE 30, 2004 AND JUNE 30, 2003

Revenue increased by $20.1 million, or 9.4% over the prior year quarter, of which new homes contributed $2.6 million. The average increase in payor rates improved revenue by $12.2 million, improvements in census and patient mix contributed $2.3 million, increased nursing home ancillary services added $1.7 million, and other revenue rose by $1.3 million.

EBITDA increased 37.2% to $33.2 million in the 2004 second quarter from $24.2 million in the same quarter last year. EBITDA as a percent of revenue rose to 14.2% from 11.4% in the 2003 second quarter.

Net interest costs were lower by $3.4 million in the second quarter, primarily due to lower debt levels and lower average interest rates. In addition, the Company recorded interest income of $1.7 million on the settlement of the Greystone transaction in June 2004.

SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003

Net earnings for the six months ended June 30, 2004 rose $11.7 million to $18.2 million from net earnings of $6.5 million in the same prior year period. Results included a $4.4 million loss on the valuation of interest rate caps, a loss on refinancing and retirement of debt of $6.3 million, and a gain on disposal of assets of $2.9 million, in the first half of the year. The after-tax impact of these items was a loss of $4.9 million in 2004. Earnings prior to these items rose to $23.1 million compared to $6.6 million in the same 2003 period.

Revenue increased by $40.1 million, or 9.5% over the prior year period, of which new homes contributed $4.2 million. The average increase in payor rates improved revenue by $24.4 million, improvements in census and patient mix contributed $5.8 million, increased nursing home ancillary services added $2.8 million, the additional day in the period added $2.1 million, and other revenue rose by $0.8 million.

EBITDA increased 45.3% to $65.5 million in the first half of 2004 from $45.0 million in the same period last year. EBITDA as a percent of revenue rose to 14.1% from 10.6% in the 2003 period.

Year-to-date net interest costs decreased by $4.7 million. The Company recorded interest income of $2.6 million related to the settlement of the Greystone transaction. The remaining $2.1 million improvement was primarily due to lower debt levels and lower average interest rates.

OTHER ITEMS

The Company reported a charge in the second quarter of 2004 of $4.3 million related to the valuation of its interest rate caps. These cap arrangements cap the projected six-month LIBOR at 7%, and were put in place for a notional $275.0 million in connection with the Company's debt refinancing. The interest rate cap arrangements do not qualify as hedge instruments for accounting purposes. Therefore, they are required to be adjusted to market value each period, with changes reported in the earnings statement and with such non-cash changes reversing over the terms of the cap arrangements.

In addition, during the second quarter, the Company reported a gain of $4.5 million representing a number of transactions. The previously announced settlement of the transaction with Greystone Tribeca Acquisition, L.L.C. resulted in a gain of $4.9 million. Also, the Company sold an investment to an affiliate for a gain of $0.9 million. This was partially offset by a $1.3 million charge to income related to the early settlement of long-term notes receivable and related legal fees. EHSI agreed to settle for $16.2 million in cash, $17.0 million of notes receivable from Tandem Health Care, Inc. originally due in 2007.

In connection with the retirement of certain debt in the second quarter, the Company booked a net loss of $6.0 million related to the payment of tender and call premiums, write-off of deferred financing costs and a gain on termination of the previous swap and cap arrangements.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. Through its subsidiaries, Extendicare Inc. operates 273 long-term care facilities across North America, with capacity for over 28,300 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,600 people in the United States and Canada.

In a separate news release issued today, Extendicare Inc. announced its 2004 second quarter financial results. On August 4, 2004, at 10:00 a.m. (ET), Extendicare Inc. will hold a conference call to discuss its results for the second quarter. The call will be webcast live, and archived, in the investor information section of Extendicare's website, www.extendicare.com. Alternatively, the call in number is 1-800-387-6216 or 416-405-9328. For those unable to listen to the call live, a taped rebroadcast will be available from two hours after completion of the live call until midnight on August 20, 2004. To access the rebroadcast, dial 1-800-408-3053 or 416-695-5800, conference ID number 3079592. Also, a supplemental information package containing historical annual and quarterly financial results and operating statistics on the Company can be found on the website under Investor Information/Investor Documents/Supplemental Information.

The attached statements reflect certain reclassifications to the prior period figures to conform to the 2004 presentation.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:
Extendicare Inc.
Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com

VISIT EXTENDICARE'S WEBSITE @ WWW.EXTENDICARE.COM

                        EXTENDICARE HEALTH SERVICES, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                   THREE MONTHS ENDED                  SIX MONTHS ENDED
(thousands of U.S. dollars)                                             JUNE 30                           JUNE 30
------------------------------------------------------------------------------------------------------------------------------
                                                                 2004             2003              2004            2003
------------------------------------------------------------------------------------------------------------------------------
REVENUES
Nursing and assisted living centers                             225,660           206,204           450,086         411,009
Outpatient therapy                                                3,009             3,084             5,674           5,728
Other                                                             4,659             3,970             9,069           7,947
------------------------------------------------------------------------------------------------------------------------------
                                                                233,328           213,258           464,829         424,684
OPERATING AND ADMINISTRATIVE COSTS                              197,932           186,766           394,878         375,100
LEASE COSTS                                                       2,229             2,285             4,493           4,536
------------------------------------------------------------------------------------------------------------------------------

EBITDA (note 1)                                                  33,167            24,207            65,458          45,048

Depreciation and amortization                                     8,831             9,149            17,512          18,310
Interest expense                                                  6,658             8,566            14,858          17,061
Interest income                                                  (2,274)             (748)           (3,889)         (1,341)
Valuation adjustment on interest rate caps                        4,320               266             4,393             216
Loss (gain) on disposal of assets and impairment
 of long-lived assets                                            (4,469)               --            (2,857)             --
Loss on refinancing and retirement of debt                        5,978                --             6,332              --
------------------------------------------------------------------------------------------------------------------------------

EARNINGS BEFORE INCOME TAXES                                     14,123             6,974            29,109          10,802
Income tax expense                                                5,297             2,793            10,936           4,333
------------------------------------------------------------------------------------------------------------------------------

NET EARNINGS                                                      8,826             4,181            18,173           6,469
------------------------------------------------------------------------------------------------------------------------------



Note:
(1) EBITDA refers to earnings before interest, taxes, depreciation, amortization, valuation adjustment on interest rate caps, loss (gain) on disposal of assets and impairment of long-lived assets, and loss on refinancing and retirement of debt.

                        EXTENDICARE HEALTH SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
(thousands of U.S. dollars)                                                JUNE 30                           JUNE 30
---------------------------------------------------------------------------------------------------------------------------------
                                                                     2004            2003              2004            2003
---------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Earnings                                                           8,826           4,181             18,173          6,469
Adjustments to reconcile net earnings to net cash
 provided from operating activities
   Depreciation and amortization                                       8,831           9,149             17,512         18,310
   Provision for self-insured liabilities                              1,650           1,500              3,300          3,000
   Payments for self-insured liabilities                              (1,785)         (4,702)            (4,897)       (10,319)
   Provision for uncollectible accounts receivable                     2,810           2,762              5,994          5,097
   Amortization of deferred financing costs                              462             368                839            746
   Valuation adjustment on interest rate caps                          4,320             266              4,393            216
   Loss (gain) on disposal of assets and impairment
    of long-lived assets                                             (4,469)              --             (2,857)            --
   Loss on refinancing and retirement of debt                         5,978               --              6,332             --
   Deferred income taxes                                             (5,683)           1,793             (9,494)         2,362
---------------------------------------------------------------------------------------------------------------------------------
                                                                      20,940          15,317             39,295         25,881
Changes in assets and liabilities
   Accounts receivable                                                 3,588            (810)             2,031           (185)
   Supplies, inventories and other current assets                        199             811             (1,056)        (1,055)
   Accounts payable and accrued liabilities                            6,828           2,295              2,712         (2,280)
   Income taxes                                                       (1,643)            (13)              (166)           134
   Current due to shareholder and affiliates                           3,243            (253)             8,823           (623)
---------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATING ACTIVITIES                               33,155          17,347             51,639         21,872
---------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Payments for purchases of property and equipment                      (6,402)         (3,861)          (11,747)         (8,570)
Payments for new construction projects                                (3,143)           (274)           (6,943)           (305)
Acquisitions                                                          (4,325)             --            (6,454)             --
Proceeds from sale of investments                                      4,894              --             4,894              --
Proceeds from completion of divestiture agreement                     10,000              --            10,000              --
Proceeds from repayment of notes receivable                           16,150              --            20,552              --
Other assets                                                             138             347              (229)            737
---------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED FROM (USED FOR) INVESTING ACTIVITIES                    17,312          (3,788)           10,073          (8,138)
---------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Issue of long-term debt                                              127,376              --           128,082              --
Payments of long-term debt                                          (205,791)           (130)         (219,188)           (259)
Payment of financing costs                                           (13,107)             --           (13,107)             --
Advances from shareholder and affiliate                               22,900              --            22,900              --
Other long-term liabilities                                             (267)            (62)              217             444
---------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES                   (68,889)           (192)          (81,096)            185
---------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     (18,422)         13,367           (19,384)         13,919
Cash and cash equivalents beginning of period                         47,893          24,912            48,855          24,360
---------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS END OF PERIOD                               29,471          38,279            29,471          38,279
---------------------------------------------------------------------------------------------------------------------------------

                        EXTENDICARE HEALTH SERVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30           DECEMBER 31
(thousands of U.S. dollars)                                             2004                2003
-------------------------------------------------------------------------------------------------------
ASSETS
Current assets
   Cash and cash equivalents                                              29,471               48,855
   Accounts receivable, less allowances of $12,074
    and $11,692, respectively                                             97,999               95,338
   Assets held under divestiture agreement                                    --               33,723
   Supplies, inventories and other current assets                          8,194                7,436
   Income taxes receivable                                                   165                   --
   Deferred state income taxes                                             4,486                4,260
   Due from shareholder and affiliates                                    28,084               37,715
-------------------------------------------------------------------------------------------------------
                                                                         168,399              227,327
Property and equipment                                                   455,018              448,743
Goodwill and other intangible assets                                      75,122               75,193
Other assets                                                              47,666               82,086
-------------------------------------------------------------------------------------------------------
                                                                         746,205              833,349
-------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
   Accounts payable and accrued liabilities                              125,959              122,286
   Deposits held under divestiture agreement                                  --               30,000
   Income taxes payable                                                       --                   23
   Current portion of accrual for self-insured liabilities                18,000               18,000
   Current portion of amounts due to shareholder and
    affiliate                                                              3,213                   --
   Current maturities of long-term debt                                      931                1,223
-------------------------------------------------------------------------------------------------------
                                                                         148,103              171,532
Long-term debt                                                           300,936              391,695
Accrual for self-insured liabilities                                      25,467               27,063
Other long-term liabilities                                               13,880               11,082
Deferred state income taxes                                                6,808                7,343
Due to shareholder and affiliates                                         51,028               41,974
-------------------------------------------------------------------------------------------------------
                                                                         546,222              650,689
Shareholder's equity                                                     199,983              182,660
-------------------------------------------------------------------------------------------------------
                                                                         746,205              833,349
-------------------------------------------------------------------------------------------------------

                        EXTENDICARE HEALTH SERVICES, INC.
                       FINANCIAL AND OPERATING STATISTICS


                                                                            THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                  JUNE 30                        JUNE 30
-----------------------------------------------------------------------------------------------------------------------------------
                                                                           2004             2003           2004           2003
-----------------------------------------------------------------------------------------------------------------------------------
COMPONENTS OF NURSING AND ASSISTED LIVING CENTER REVENUE (millions)
Nursing                                                                      $215.9         $196.9         $430.5         $392.4
Assisted living                                                                 9.8            9.3           19.6           18.6
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             $225.7         $206.2         $450.1         $411.0
-----------------------------------------------------------------------------------------------------------------------------------

NURSING CENTER STATISTICS
   PERCENT OF REVENUE BY PAYOR SOURCE (same-facility basis)
   Medicare                                                                  32.1%           29.8%          32.4%          29.3%
   Private/other                                                             17.8            18.8           17.8           18.7
   Medicaid                                                                  50.1            51.4           49.8           52.0

   AVERAGE DAILY CENSUS BY PAYOR SOURCE (same-facility basis)
   Medicare                                                                    2,104          1,999          2,155         1,983
   Private/other                                                               2,184          2,205          2,184         2,219
   Medicaid                                                                    8,613          8,623          8,551         8,649
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              12,901         12,827         12,890        12,851
-----------------------------------------------------------------------------------------------------------------------------------

   PERCENT OF AVERAGE DAILY CENSUS BY PAYOR SOURCE (same-facility basis)
   Medicare                                                                   16.3%          15.6%          16.7%          15.4%
   Private/other                                                              16.9           17.2           17.0           17.3
   Medicaid                                                                   66.8           67.2           66.3           67.3

   AVERAGE REVENUE PER RESIDENT DAY BY PAYOR SOURCE
    (excluding prior period settlement adjustments)
   Medicare (Part A and B)                                                 $357.65         $322.14        $352.12        $320.16
   Private/other                                                            189.68          184.66         191.20         182.91
   Medicaid                                                                 136.31          129.18         135.35         128.67
   Medicare Part A only                                                     324.50          293.83         321.17         292.33

ASSISTED LIVING CENTER AVERAGE DAILY CENSUS                                  1,495           1,483          1,491          1,492

AVERAGE OCCUPANCY (excluding managed facilities) (same-facility basis)
Nursing facilities                                                            91.4%           91.2%          91.3%          91.3%
Assisted living facilities                                                    85.1            85.6           85.9           85.5
Combined nursing and assisted living facilities                               90.7            90.6           90.7           90.6
-----------------------------------------------------------------------------------------------------------------------------------